Exhibit 99.1

FG FINANCIAL GROUP, INC. REPORTS FISCAL YEAR 2020 FINANCIAL RESULTS AND PROVIDES UPDATE TO BUSINESS STRATEGY

St. Petersburg, FL – March 18, 2021 – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses, today announced the filing of its financial results for its fiscal year ended December 31, 2020 on Form 10-K, which can be found at the SEC’s website at www.sec.gov, or at FGF’s corporate website: www.fgfinancial.com.

FGF CEO Larry Swets, Jr. noted, “FGF took significant steps to further our business strategy in terms of launching our reinsurance business allowing for our first contract to be written effective January 1, 2021. We advanced our approach to Asset Management with the funding of FG Special Situations Fund, LP which led to a further enhancement in our strategy to develop a SPAC Platform. We were excited to successfully launch the first SPAC on our platform earlier this year and are well positioned to build on this platform with incremental transactions.”

FGF also announced the pursuit of the formation of a Risk Retention Group (RRG) that will serve the Special Purpose Acquisition Corporations (“SPACs”) that are currently experiencing difficulty finding appropriate Directors & Officers insurance. FGRe would support the RRG with capital should the Company be successful in developing a product for the market.

Swets added, “The D&O market for small IPOs and SPACs in particular has been dislocated for some time and presents an area where our expertise in two areas, both SPACs and insurance, intersect. We will look to develop a product to serve SPACs and their directors and officers with a product that makes sense for the sponsors.”

Select 2020 Financial Results

Net loss attributable to common shareholders was $23.9 million for the year, or $4.15 per diluted share. General and administrative expenses for the year were $6 million. Major items contributing to the net loss included:

●	Non-cash losses associated with the change in fair value of the Company’s investment in the common stock of FedNat Holding Company (Nasdaq: FNHC) (“FedNat”) of $16.2 million.
●	During the third quarter the Company realized losses of $2.1 million associated with the transfer of 330,231 FNHC shares pursuant to a Share Repurchase and Cooperation Agreement transaction entered-into with Hale Partnership Capital Management, LLC, which increased our treasury shares by 1,130,152 shares, or $5.2 million.
●	The major components of general and administrative expense incurred include $1.4 million for legal, regulatory and formation costs for our new strategy including reinsurance and asset management. This also includes the shared services fee of $1.4 million with our related party Fundamental Global Management, LLC.

As of December 31, 2020, key balance sheet items included:

●	Cash and cash equivalents of $12.1 million.
●	Equity securities, consisting of 1,442,871 shares of common stock of FedNat, with a cost basis of $20.8 million. As of December 31, 2020, the equity securities were valued at $8.5 million, compared with $9.1 million as of September 30, 2020.
●	Limited liability investments totaling $9.3 million, which primarily consist of $4.0 million to sponsor the launch of FG Special Situations Fund, LP through Fundamental Global Asset Management, LLC (“FGAM”), and our investment in FGI Metrolina Property Income Fund, LP, valued at $4.7 million.
●	Book value per common share of approximately $3.35.

Other Information

●	As of March 15, 2021, the value of the Company’s investment in FedNat common stock was $6.9 million, resulting in a pre-tax, unrealized holding loss, of $1.6 million for the period beginning January 1 and ending March 15, 2021.
●	During the third quarter the Company invested $5 million into its joint venture, FGAM, to capitalize FG Special Situations Fund Advisor, LLC, a Delaware limited liability company formed on September 2, 2020. Of this investment, $4 million was used to sponsor the launch of FG Special Situations Fund, LP (the “Fund”), a Delaware limited partnership formed on September 2, 2020. The Fund’s investment was used by FG New America Investors, LLC (the “Sponsor”) as part of a total of $8.6 million of risk capital used to launch FG New America Acquisition Corp (NYSE: FGNA), a special purpose acquisition company which consummated its initial public offering on October 2, 2020, and entered into a definitive business combination with Opportunity Financial, a leading Fintech platform powering credit access for the everyday consumer, on February 10, 2021.

FG Financial Group, Inc.

FG Financial Group, Inc., is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our limited business operations since the sale of our insurance operations in December 2019 (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current outbreak of the COVID-19 coronavirus; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; and risks of our inability to continue to satisfy the continued listing standards of the Nasdaq following completion of the Asset Sale.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included or incorporated by reference to the Form 10-K are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

The Equity Group Inc.

Jeremy Hellman, CFA

Vice President

(212) 836-9626 / jhellman@equityny.com

FG FINANCIAL GROUP, INC. Consolidated Statements of Operations and Comprehensive Income (Loss) ($ in thousands, except share and per share data)

	Year ended December 31,
	2020	2019
Revenue:
Net investment income (loss)	$(17,260)	$5,587
Other income	104	10
Total revenue	(17,156)	5,597

Expenses:
General and administrative expenses	5,966	2,476
Total expenses	5,966	2,476

Income (loss) from continuing operations before income tax expense (benefit)	(23,122)	3,121
Income tax expense (benefit)	(665)	738
Net income (loss) from continuing operations	(22,457)	2,383
Discontinued operations:
Gain from sale of the Maison Business, net of taxes	–	7,066
Loss from the Maison Business, net of taxes	–	(9,138)
Net loss from discontinued operations, net of taxes	–	(2,072)
Net income (loss)	$(22,457)	$311

Dividends declared on Series A Preferred Shares	1,400	1,400
Loss attributable to common shareholders	$(23,857)	$(1,089)

Basic and diluted net earnings (loss) per common share:
Continuing operations	$(4.15)	$0.16
Discontinued operations	$–	$(0.34)
Loss per share attributable to common shareholders	$(4.15)	$(0.18)

Weighted average common shares outstanding:
Basic and diluted	5,746,259	6,018,542

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$(22,457)	$311
Unrealized gains on investments available for sale, net of income taxes	–	1,342
Comprehensive income (loss)	$(22,457)	$1,653

FG FINANCIAL GROUP, INC. Consolidated Balance Sheets ($ in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Equity securities, at fair value (cost basis of $20,750 and $25,500)	$8,542	$29,487
Limited liability investments (including $4,013 and $0 held by the Company’s consolidated VIE)	9,346	4,005
Cash and cash equivalents (including $987 and $0 held by the Company’s consolidated VIE)	12,132	28,509
Funds deposited with reinsured companies	2,444	–
Current income taxes recoverable	1,724	1,265
Other assets	517	188
Total assets	$34,705	$63,454

LIABILITIES
Accounts payable	$455	$400
Deferred tax liability, net	–	106
Other liabilities	57	33
Total liabilities	$512	$539

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized; 700,000 shares issued and outstanding as of both periods	$17,500	$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,269,821 and 6,217,307 shares issued as of December 31, 2020 and 2019, respectively and, 4,988,310 and 6,065,948 shares outstanding as of December 31, 2020 and 2019, respectively	6	6
Additional paid-in capital	47,065	46,754
Accumulated deficit	(24,193)	(336)
Less: treasury stock at cost, 1,281,511 and 151,359 shares as of December 31, 2020 and 2019, respectively	(6,185)	(1,009)
Total shareholders’ equity	34,193	62,915
Total liabilities and shareholders’ equity	$34,705	$63,454